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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference of our report dated March 19, 1999, with respect to the consolidated financial statements and schedule of ViaGrafix Corporation as of December 31, 1998 and 1997 and for the three years ended December 31, 1998, included in ViaGrafix Corporation's Annual Report
(Form 10-K) for 1998 in Learn2.com, Inc.'s Current Report on Form 8-K/A, to be filed with the Securities and Exchange Commission on or about February 21, 2000.

                                          ERNST & YOUNG LLP

Tulsa, Oklahoma
February 21, 2000